                                                                    Exhibit 2.2

                            PRIMARY VOTING AGREEMENT

         THIS PRIMARY VOTING AGREEMENT, dated as of August 21, 2000 (the "Agreement"), is entered into among TeleTech Holdings, Inc., a Delaware corporation ("Parent"), and certain stockholders of Newgen Results Corporation, a Delaware corporation (the "Company") whose names appear on SCHEDULE I hereto (collectively, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, NG Acquisition Corp., a Delaware corporation ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Sub with and into the Company (the "Merger");

         WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder's name on SCHEDULE I hereto (the "Owned Shares") which shares constitute in the aggregate not less than forty percent (40%) of the issued and outstanding shares of Company Common Stock as of the date hereof;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent and the Stockholders are also entering into that certain Secondary Voting Agreement, dated as of the date hereof, setting forth certain covenants of the Stockholders with respect to certain additional shares of Company Common Stock beneficially held by the Stockholders (the "Secondary Voting Agreement");

         WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement and the Secondary Voting Agreement; and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement and the Secondary Voting Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and each of the Stockholders, severally and not jointly, hereby agree as follows:

                                    ARTICLE I

                         TRANSFER AND VOTING OF SHARES;
                       OTHER COVENANTS OF THE STOCKHOLDERS

         SECTION 1.1. VOTING OF SHARES. Each Stockholder agrees, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, that such Stockholder shall vote its Owned Shares (i) in favor of the approval and adoption of the Merger Agreement (as amended from time to time) and (ii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger

Agreement which is considered at any such meeting of stockholders, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for Parent or its nominees to vote such Owned Shares directly solely with respect to the matters referred to in this Section 1.1.

         SECTION 1.2. NO INCONSISTENT ARRANGEMENTS. Except as contemplated by this Agreement, each Stockholder shall not during the term of this Agreement
(i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Stockholder's Owned Shares or any interest therein, or create or permit to exist any Encumbrance (as defined below) on such Owned Shares unless such transfer or Encumbrance is done subject to the voting requirements set forth in Section 1.1 and subject to any such transferee or the beneficiary of any such Encumbrance executing a Proxy (as defined below), (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Owned Shares or any interest therein on terms that would, at the time of entering into such contract, option or other agreement or understanding or with the passage of time, violate clause (i) above, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Owned Shares, (iv) deposit such Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Owned Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, each Stockholder may transfer all or any of such Stockholder's Owned Shares to any trust, partnership or similar vehicle formed for estate, tax or family planning purposes of which such Stockholder controls the vote, provided that as a condition of such transfer, such Stockholder notifies Parent and provides the Parent with documentation reasonably satisfactory to Parent as to the consent of the transferee to be bound by all of the provisions of this Agreement.

         SECTION 1.3. PROXY. Each Stockholder hereby revokes any and all prior proxies or powers-of-attorney in respect of any of such Stockholder's Owned Shares and constitutes and agrees to execute the proxy in the form attached hereto as EXHIBIT A (the "Proxy").

         SECTION 1.4. STOP TRANSFER. Each Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Owned Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article III hereof) and acknowledges that Parent and the Company may notify the Company's transfer agent of the terms hereof.

         SECTION 1.5. NO SOLICITATION. From and after the date hereof and continuing until the earlier of the Effective Time or the termination of the Merger Agreement pursuant to Article IX thereof, each Stockholder shall not, nor shall it permit or authorize any of its officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably, be expected to lead to, any

Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal. Upon execution of this Agreement, each Stockholder shall, and it shall cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each Stockholder will promptly notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by such Stockholder with respect to a Takeover Proposal, and each Stockholder will promptly communicate to Parent the terms of any such proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Parent copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation. Nothing in this Section
1.5 shall be a limitation on any Stockholder or Representative thereof serving as a director of the Company or as an officer of the Company acting at the direction of the Board of Directors of the Company and in such capacity taking any action on behalf of the Company that the Company is permitted to take under
Section 7.9 of the Merger Agreement, each of whom in his capacity as a director or an officer of the Company shall be subject to the terms and provisions of
Section 7.9 of the Merger Agreement.

                                   ARTICLE II

                                   DISCLOSURE

         SECTION 2.1. DISCLOSURE. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the SEC) its identity and ownership of the Owned Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby represents and warrants to Parent as follows:

         SECTION 3.1. DUE AUTHORIZATION, ETC. Such Stockholder has all requisite personal or corporate power and authority to execute, deliver and perform this Agreement, to appoint Parent as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Parent as Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the. availability of equitable remedies, including specific performance, is subject to the, discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement of the consummation by such Stockholder of the transactions contemplated hereby.

         SECTION 3.2.      NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any trust agreement or other similar documents relating to any trust of which such Stockholder is trustee, (ii) conflict with or violate the articles of incorporation, bylaws or similar organizational documents to which such Stockholder is subject, (iii) conflict with or violate any law applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties is bound or affected or (iv) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Stockholder, including, without limitation, such Stockholder's Owned Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets is bound or affected, except, in the case of clauses (iii) and (iv), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

         (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations at permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

         SECTION 3.3. TITLE TO SHARES. Such Stockholder is the sole record and beneficial owner of its Owned Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement or as otherwise disclosed by such Stockholder to Parent.

         SECTION 3.4. NO FINDER'S FEES. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder the payment of which could become the obligation of the Company or Parent. Such Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Stockholders as follows:

         SECTION 4.1. DUE ORGANIZATION, AUTHORIZATION, ETC. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent has been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                                    ARTICLE V

                            ALTERNATIVE DISPOSITIONS

         SECTION 5.1 PROFIT CAPTURE. In the event that any of the Owned Shares are sold, transferred, exchanged, canceled or disposed of in connection with or as a result of any Takeover Proposal that is entered into within 9 months of a Qualifying Termination of the Merger Agreement (as defined below) and such Takeover Proposal shall have been made to the Company or any of its Subsidiaries or shall have been made directly to the stockholders of the Company generally (and shall not have been withdrawn) or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make such Takeover Proposal (and shall not have withdrawn such announcement or publicly announced that it will not make or pursue such Takeover Proposal) prior to a Qualifying Termination of the Merger Agreement (as defined below) (an "Alternative Disposition") then, subject to Section 5.4 below, each Stockholder shall tender and pay to, or shall cause to be tendered and paid to, Parent, or its designee, in immediately available funds, 50% of the Profit (as defined below) received or receivable from such Alternative Disposition with respect to all of such Stockholder's Owned Shares. As used in this Section 5.1, "Profit" shall mean an amount equal to the excess, if any, of
(i) the Alternative Transaction Consideration (as defined below) received or receivable with respect to a Stockholder's Owned Shares over (ii) the Current Transaction Consideration (as defined below) received or receivable with respect to a Stockholder's Owned Shares.

         SECTION 5.2 DEFINITIONS; INTERPRETATION. "Alternative Transaction Consideration" shall mean on a per share basis determined at the time the Board of Directors of the Company approves an Alternative Disposition, all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by each Stockholder in connection with an Alternative Disposition (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which the Stockholder is required to devote, and under which the Stockholder in good faith intends to devote, substantially all of his business time and effort to the performance of executive services for the Company or the acquiror in such Alternative Disposition), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by the Stockholder as a part of or in connection with the Alternative Disposition. "Current Transaction Consideration" shall mean on a per share basis the lower of (i) $18 per share of Company Common Stock or (ii) the value per share of Company Common Stock calculated pursuant to the terms of Section 3.1(b) of the Merger Agreement on the date on which the Qualifying Termination Occurs (the "Termination Date") expressed as a dollar amount based on what the Parent's Closing Date Price and the Common Exchange Ratio would be if the Termination Date were the Closing Date under the Merger Agreement. "Qualifying Termination of the Merger Agreement" means a termination of the Merger Agreement other than pursuant to Sections 9.1(a), 9.1(c), 9.1(f) or 9.1(i) thereof. For purposes of determining Profit under this Article V, (i) all non-cash items shall be valued based upon the fair market value thereof as determined by an independent expert selected by Parent and who is reasonably acceptable to the Stockholders, (ii) all deferred payments or consideration shall be discounted at a market rate to reflect the net present value thereof as determined by the above-referenced independent expert, (iii) all contingent payments will be assumed to have been paid and (iv) if less than all of the Owned Shares are subject to the Alternative Disposition, then the Current Transaction Consideration shall be deemed to be an amount equal to the Current Transaction Consideration multiplied by a fraction, the numerator of which is the number of the Owned Shares sold, transferred, exchanged, canceled or disposed of in such Alternative Disposition and the denominator of which is the total number of the Owned Shares. In the event any contingent payments included in the determination of Profit ultimately are not paid pursuant to an Alternative Disposition, then Parent shall reimburse Stockholder for any amounts paid to Parent hereunder in respect of such uncollected contingent payments promptly after receipt of written notice of such non-payment, unless the Stockholder has not used its best efforts to receive such contingent payments.

         SECTION 5.3 ALTERNATIVE DISPOSITION WITH PARENT. In the event that after the date of this Agreement and following the delivery by the Company to Parent of a Notice of Superior Proposal under Section 7.9(b)(iii) of the Merger Agreement, the amount of consideration to be received by the Stockholders in connection with the Merger should be increased in a transaction (a "Second Transaction") beyond the amount otherwise receivable by the Stockholders in accordance with the Merger Agreement as in effect on the date hereof (the "Existing Consideration") then each Stockholder shall either tender and pay, or cause to be tendered and paid, to Parent, or its designee, in immediately available funds 50% of the Profit payable from such Second Transaction with respect to all of such Stockholder's Owned Shares. As used in this Section 5.3, Profit shall mean an amount equal to the excess, if any, of (i) the Second Transaction Consideration (as defined below) received or receivable with respect to a Stockholder's Owned Shares over (ii) the Existing Consideration received or receivable with respect to a Stockholder's Owned Shares. "Second Transaction Consideration" shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by the Stockholder in respect of its Owned Shares in connection with or as a result of the Second Transaction.

         SECTION 5.4 PAYMENT OF PROFIT. In the event that the Alternative Transaction Consideration received or receivable in an Alternative Disposition is solely cash or cash equivalents, each Stockholder shall pay all amounts due and owing by it pursuant to this Article V within three business days after receipt of any such consideration. In the event that the Alternative Transaction Consideration received or receivable in an Alternative Disposition is other than cash or cash equivalents, Parent shall make available to each Stockholder a loan for payment of the amounts due and owing pursuant to this Article V. In the event that the Alternative Transaction Consideration received or receivable in an Alternative Disposition is in a combination of cash or cash equivalents and consideration other than cash or cash equivalents, then each Stockholder shall pay all amounts due and owing by it pursuant to this Article V within three business days after receipt of any such consideration to the extent of the cash or cash equivalents received and, to the extent that such cash or cash equivalents are insufficient to cover the amounts due and owing pursuant to this
Article V, Parent shall make available to each Stockholder a loan for the shortfall. In the event loans from Parent are required hereunder, Parent and each Stockholder shall agree on the terms and conditions of such loan which terms and conditions shall include the following: (i) each loan shall bear interest at the rate of ten percent (10%) per annum and (ii) each loan shall be secured by a the grant of a security interest in or pledge of the Alternative Transaction Consideration received or receivable in an Alternative Disposition. Subject to the foregoing, Parent and each Stockholder shall agree on any other terms and conditions of any such loan, including the maturity date thereof (which shall in any event be no later than six months following the closing of the Alternative Disposition). If the parties do not reach agreement on any such additional loan terms within fifteen days of the closing of the Alternative Disposition and Parent shall have negotiated such terms in good faith, all amounts due pursuant to this Article V shall be paid within sixty days of the closing of the Alternative Disposition.

         SECTION 5.5 TERMINATION. This Article V shall terminate and be of no further force and effect upon the expiration of the Window Period, provided that no Qualifying Change in Company Recommendation has been made.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. DEFINITIONS. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

         SECTION 6.2. TERMINATION. Unless a Qualifying Change in Company Recommendation has been made during the Window Period, in which case the provisions of Article V of this Agreement shall survive until such time as the Stockholders have no further payment obligations pursuant to Article V, this Agreement shall terminate and be of no further force and effect (i) by the unanimous written consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon (x) the Effective Time or
(y) the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

         SECTION 6.3. FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement. Each Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon each Stockholder's execution and delivery of this Agreement.

         SECTION 6.4. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and such Stockholder's obligations hereunder shall attach to such Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Owned Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

         SECTION 6.5. NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(iii) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 6.6. SPECIFIC PERFORMANCE. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury. would be caused to Parent for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         SECTION 6.7. NOTICE. All notices and other communications hereunder shall be in writing (including facsimile or similar writing) and shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.7 and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered to the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Parent:             TeleTech Holdings, Inc.
                                            1700 Lincoln Street, Suite 1400
                                            Denver, CO 80203
                                            Attention:  Chief Financial Officer
                                            Telephone:  (303) 894-4000
                                            Fax:  (303) 894-7321

                                            TeleTech Holdings, Inc.
                                            1700 Lincoln Street, Suite 1400
                                            Denver, CO 80203
                                            Attention: General Counsel
                                            Telephone: (303) 894-4000
                                            Fax: (303) 894-7321


                  with a copy to:           Hogan & Hartson L.L.P.
                                            1200 17th Street, Suite 1500
                                            Denver, CO  80202
                                            Facsimile: 303-899-7333
                                            Attention: Steven A. Cohen

         (b) If to a Stockholder, at the address or facsimile number set forth below such Stockholder's name on SCHEDULE I hereto.

         SECTION 6.8. EXPENSES. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         SECTION 6.9. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or inter pretation of this Agreement.

         SECTION 6.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 6.11. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 6.12. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 6.13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

         SECTION 6.14. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 6.15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                  TELETECH HOLDINGS, INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  STOCKHOLDERS

                                  INFORMATION ASSOCIATES, L.P.


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  INFORMATION ASSOCIATES, C.V.


                                  By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                  INFORMATION ASSOCIATES-II, L.P.


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  IA-II AFFILIATES FUND, L.L.C.


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                          --------------------------------------

                                  BANKAMERICA VENTURES


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  BA VENTURE PARTNERS II


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  ----------------------------------------------
                                  Bernard Simkin


                                  JOHARI INVESTMENT CO. LTD.


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  CAPSTONE VENTURES


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  ----------------------------------------------
                                  Gerald Benowitz


                                  K & S IMPORTS, INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  ----------------------------------------------
                                  Samuel Simkin


                                  ----------------------------------------------
                                  Leslie Silver

                         SCHEDULE I

--------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF STOCKHOLDER                  NUMBER OF SHARES BENEFICIALLY OWNED
--------------------------------------------------------------------------------------------------
Information Associates, L.P.                                                              423,717
2480 Sand Hill Road
Menlo Park, CA  94025
--------------------------------------------------------------------------------------------------
Information Associates, C.V.                                                               11,824
2480 Sand Hill Road
Menlo Park, CA  94025
--------------------------------------------------------------------------------------------------
Information Associates - II, L.P.                                                         653,311
2480 Sand Hill Road
Menlo Park, CA  94025
--------------------------------------------------------------------------------------------------
IA-II Affiliates Fund, L.L.C.                                                              38,111
2480 Sand Hill Road
Menlo Park, CA  94025
--------------------------------------------------------------------------------------------------
BankAmerica Ventures                                                                      693,908
950 Tower Lane, Ste. 700
Foster City, CA  94404
--------------------------------------------------------------------------------------------------
BA Venture Partners II                                                                     77,100
950 Tower Lane, Ste. 700
Foster City, CA  94404
--------------------------------------------------------------------------------------------------
Bernard Simkin                                                                            569,969
c/o Newgen Results Corporation
9449 Carroll Park Drive
San Diego, CA  92121
--------------------------------------------------------------------------------------------------
Johari Investment Co. Ltd.                                                                525,698
c/o Newgen Results Corporation
9449 Carroll Park Drive
San Diego, CA  92121
--------------------------------------------------------------------------------------------------
Capstone Ventures                                                                         319,231
3000 Sand Hill Road
Building 1, Suite 290
Menlo Park, CA  94025
--------------------------------------------------------------------------------------------------
Gerald Benowitz                                                                           521,534
5008 McGill Way
San Diego, CA  92130
--------------------------------------------------------------------------------------------------
K & S Imports, Inc.                                                                       189,052
4722 Sun Valley Road
Del Mar, CA  92104
--------------------------------------------------------------------------------------------------
Samuel Simkin                                                                              18,944
4722 Sun Valley Road
Del Mar, CA  92104
--------------------------------------------------------------------------------------------------
Leslie Silver                                                                             171,780
4705 Reedly Terrace
San Diego, CA  92130
--------------------------------------------------------------------------------------------------
Total:                                                                                  4,214,179
--------------------------------------------------------------------------------------------------
Percentage:                                                                                40.00%
--------------------------------------------------------------------------------------------------

                                    EXHIBIT A


                                IRREVOCABLE PROXY

                  By its execution hereof, and in order to secure its obligations under the Primary Voting Agreement (the "Primary Agreement") of even date herewith among TELETECH HOLDINGS, INC., a Delaware corporation and certain stockholders of NEWGEN RESULTS CORPORATION, a Delaware corporation (the "Company"), the undersigned (the "Stockholder") hereby irrevocably constitutes and appoints TELETECH HOLDINGS, INC. and NG ACQUISITION CORP., a Delaware corporation ("Sub"), and each of them and each of their successors and assigns, with full power of substitution and resubstitution, from the date hereof to the termination of the Primary Agreement, as such Stockholder's true and lawful attorney and proxy (its "Proxy"), for and in such Stockholder's name, place and stead, to demand that the Secretary call a special meeting of Stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote each of the Owned Shares of the Stockholder as such Stockholder's Proxy at every annual, special or adjourned meeting of Stockholders of the Company, and to sign on behalf of such Stockholder (as a Stockholder of the Company) any ballot, proxy, consent, certificate or other document relating to the Company that law permits or requires, in a manner consistent with Section 1.1 of the Primary Agreement. This Proxy is coupled with an interest and the Stockholder intends this Proxy to be irrevocable to the fullest extent permitted by law. Each Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares. Capitalized terms used but not defined herein shall have the meaning set forth in the Primary Agreement. Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent and Sub, or any of their nominees, the power to carry out and give effect to the provisions of this Proxy.

                           IN WITNESS WHEREOF, the undersigned has executed
this Irrevocable Proxy this ____ day of __________, 2000.


                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------

                                    Address:

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                                    --------------------------------------------

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